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                                                                 (EXHIBIT 23.02)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated January 24, 2000 on the financial statements of Campbell Strategic Allocation Fund, L.P. as of December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998 and 1997 and our report dated February 29, 2000 on the balance sheet of Campbell &
Company, Inc. as of December 31, 1999, which appear in such Prospectus. We also consent to the statements with respect to us as appearing under the heading "Experts" in the Prospectus.


                              /s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland
August 7, 2000